As filed with the Securities and Exchange Commission on December 13, 2012

Registration No. 333-170456

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Post-Effective Amendment No. 1

to

Form S-3

Registration Statement No. 333-170456

COOPER INDUSTRIES PLC

(Exact name of registrant as specified in its charter)

Ireland	98-0632292
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

CO-REGISTRANTS

Cooper B-Line, Inc.	Delaware	76-0638615
Cooper Bussmann, LLC	Delaware	76-0554116
Cooper Crouse-Hinds, LLC	Delaware	20-1288146
Cooper Industries, Ltd.	Bermuda	98-0355628
Cooper Lighting, LLC	Delaware	76-0554120
Cooper Power Systems, LLC	Delaware	76-0253330
Cooper Wiring Devices, Inc.	New York	11-0701510
Cooper US, Inc.	Delaware	20-1686977
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Cooper Industries plc Unit F10 Maynooth Business Campus Maynooth 0, Ireland +353 (1) 6292222	Cooper B-Line, Inc. 509 West Monroe Street Highland, IL 62249 (618) 654-5907	Cooper Bussmann, LLC 114 Old State Road Ellisville, MO 63021 (636) 394-2877	Cooper Crouse-Hinds, LLC Wolf & 7 North Streets Syracuse, NY 13221 (315) 477-7000

Cooper Industries, Ltd. 600 Travis Houston, TX 77002 (713) 209-8400	Cooper Lighting, LLC 1121 Highway 74 South Peachtree City, GA 30269 (770) 486-4800	Cooper Power Systems, LLC 2300 Badger Drive Waukesha, WI 53188 (262) 896-2400	Cooper Wiring Devices, Inc. 203 Cooper Circle Peachtree City, GA 30269 (770) 631-2100

Cooper US, Inc. 600 Travis Houston, TX 77002 (713) 209-8400

(Address, including zip code, and telephone numbers, including area code, of registrants’ principal executive offices)

Eaton Corporation plc

c/o Thomas E. Moran

Senior Vice President and Secretary

Eaton Center

Cleveland, Ohio 44114

(Name and address of agent for service)

(216) 523-4103

(Telephone number, including area code of, agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

Cooper Industries plc (the “Registrant”) and Cooper Wiring Devices, Inc., Cooper, US, Inc., Cooper B-Line, Inc., Cooper Bussmann, LLC, Cooper Crouse-Hinds, LLC, Cooper Lighting, LLC, Cooper Power Systems, LLC and Cooper Industries, Ltd. (collectively, the “Co-Registrants”) are filing this Post-Effective Amendment No. 1 to the following Registration Statement on Form S-3 (the “Registration Statement”) to deregister any and all securities that remain unsold under such Registration Statement:

•

Registration Statement No. 333-170456, filed with the Securities and Exchange Commission on November 8, 2010, registering the offer and sale of an indeterminate amount of: the Registrant’s ordinary shares, par value US$.01 per share (including the associated preferred share purchase rights), preferred shares, par value US$.01 per share, Depositary Shares (representing preferred shares of the Registrant), warrants, share purchase contracts and share purchase units; and debt securities of Cooper US, Inc. and guarantees of debt securities of Cooper US, Inc. by the Registrant and each of the Co-Registrants (other than Cooper US, Inc.).

On November 30, 2012, pursuant to the Transaction Agreement, dated May 21, 2012, as amended by Amendment No. 1 to the Transaction Agreement, dated June 22, 2012, and Amendment No. 2 to the Transaction Agreement, dated October 19, 2012 (as amended, the “Transaction Agreement”), among Eaton Corporation (“Eaton”), the Registrant, Eaton Corporation plc (formerly known as Eaton Corporation Limited and, prior to that, known as Abeiron Limited) (“New Eaton”), Abeiron II Limited (formerly known as Comdell Limited), Turlock B.V. (“Turlock”), Eaton Inc. and Turlock Corporation, (a) New Eaton acquired the Registrant pursuant to a scheme of arrangement under the Irish Companies Act of 1963, and (b) Turlock merged with and into Eaton, with Eaton as the surviving corporation in the merger (collectively, the “Transactions”). As a result of the Transactions, the Registrant, Co-Registrants and Eaton became wholly owned subsidiaries of New Eaton, and the Registrant and Co-Registrants terminated all offers and sales of their securities registered pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on the 13th day of December 2012.

COOPER INDUSTRIES PLC

By:	/s/ Richard H. Fearon
Name:	Richard H. Fearon
Title:	Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on the 13th day of December 2012.

COOPER US, INC.

By:	/s/ Richard H. Fearon
Name:	Richard H. Fearon
Title:	President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on the 13th day of December 2012.

COOPER B-LINE, INC.

By:	/s/ Richard H. Fearon
Name:	Richard H. Fearon
Title:	Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on the 13th day of December 2012.

COOPER BUSSMANN, LLC

By:	/s/ Richard H. Fearon
Name:	Richard H. Fearon
Title:	Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on the 13th day of December 2012.

COOPER CROUSE-HINDS, LLC

By:	/s/ Richard H. Fearon
Name:	Richard H. Fearon
Title:	Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on the 13th day of December 2012.

COOPER INDUSTRIES, LTD.

By:	/s/ Richard H. Fearon
Name:	Richard H. Fearon
Title:	President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on the 13th day of December 2012.

COOPER LIGHTING, LLC

By:	/s/ Richard H. Fearon
Name:	Richard H. Fearon
Title:	Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on the 13th day of December 2012.

COOPER POWER SYSTEMS, LLC

By:	/s/ Richard H. Fearon
Name:	Richard H. Fearon
Title:	Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on the 13th day of December 2012.

COOPER WIRING DEVICES, INC.

By:	/s/ Richard H. Fearon
Name:	Richard H. Fearon
Title:	Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.